AMENDED AND RESTATED

SCHEDULE 1

to the

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

Effective as of                     , 2015

RS China Fund	1.10%
RS Emerging Markets Fund	1.00%
RS Emerging Markets Small Cap Fund*	1.25%
RS Floating Rate Fund	0.65%
RS Focused Growth Opportunity Fund**	1.25%
RS Focused Opportunity Fund**	1.25%
RS Global Fund	0.80%
RS Global Natural Resources Fund	1.00%
RS Growth Fund	0.80%
RS High Income Municipal Bond Fund	0.50%
RS High Yield Fund	0.60%
RS International Fund	0.80%
RS Investment Quality Bond Fund	0.50%
RS Investors Fund	1.00%
RS Large Cap Alpha Fund	0.50%
RS Low Duration Bond Fund	0.45%
RS Mid Cap Growth Fund	0.85%
RS Partners Fund	1.00%
RS Select Growth Fund	1.00%
RS Small Cap Equity Fund	0.75%
RS Small Cap Growth Fund	0.95%
RS Strategic Income Fund	0.60%
RS Tax-Exempt Fund	0.50%
RS Technology Fund	1.00%
RS Value Fund	0.85%

*	The Agreement shall remain in effect with respect to the Fund for a period of two (2) years from January 27, 2014, unless sooner terminated in accordance with Paragraph 13 of the Agreement, and shall continue in effect from year to year thereafter in respect of the Fund so long as such continuation is approved at least annually in accordance with the terms of the Agreement.
**	The Agreement shall remain in effect with respect to the Fund for a period of two (2) years from the date of execution of this Amended and Restated Schedule 1, unless sooner terminated in accordance with Paragraph 13 of the Agreement, and shall continue in effect from year to year thereafter in respect of the Fund so long as such continuation is approved at least annually in accordance with the terms of the Agreement.

This Schedule 1 is hereby amended and restated to add each of RS Focused Opportunity Fund and RS Focused Growth Opportunity Fund as a Fund under the Agreement, effective as of the     day of                     , 2015.

RS INVESTMENT TRUST		RS INVESTMENT MANAGEMENT CO. LLC

By:		By:
Name:	Matthew H. Scanlan	Name:	Matthew H. Scanlan
Title:	President	Title:	Chief Executive Officer